EXHIBIT 4.3


                          $250,000,000 Principal Amount

                                IVAX CORPORATION

               5.5% Convertible Senior Subordinated Notes Due 2007

                          REGISTRATION RIGHTS AGREEMENT

May 12, 2000

UBS WARBURG LLC
ING BARINGS LLC
c/o Warburg Dillon Read LLC
299 Park Avenue

New York, New York 10171

Dear Sirs:

         IVAX Corporation, a Florida corporation (the "Company"), proposes to issue and sell to UBS Warburg LLC, and ING Barings LLC, as initial purchasers (the "Initial Purchasers"), upon the terms set forth in a purchase agreement dated May 8, 2000 (the "Purchase Agreement"), $200,000,000 aggregate principal amount of its 5.5% Convertible Senior Subordinated Notes due 2007 (the "Firm Notes"), which will be convertible into Common Stock of the Company, par value $0.10 per share (the "Conversion Shares"), as well as an additional allotment of up to $50,000,000 initial principal amount of the same which the Initial Purchasers may subsequently elect to purchase pursuant to the terms of the Purchase Agreement (the "Additional Notes" and together with the Firm Notes, the "Notes"). The Notes will be issued pursuant to an indenture, of even date herewith (the "Indenture") between the Company and U.S. Bank Trust National Association (the "Trustee"). As an inducement to the Initial Purchasers, the Company agrees with the Initial Purchasers, for the benefit of the holders of the Notes (including, without limitation, the Initial Purchasers) and Conversion Shares (collectively, the "Securityholders"), as follows:

         1. Shelf Registration. (a) The Company shall file with the Securities and Exchange Commission (the "Commission") within 90 days after the date hereof (the "Closing Date") a single registration statement (the "Shelf Registration Statement") on Form S-1 or Form S-3, if the use of such form is then available, to cover resales of Transfer Restricted Securities (as defined below) by the Holders (as defined below). The Company shall use its best efforts to cause the Shelf Registration Statement to be declared effective by the Commission on or prior to 180 days from the Closing Date. "Transfer Restricted Securities" means each Note and any Conversion Share until the earlier of the (x) the date on which such Note or Conversion Share

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has been effectively registered under the Securities Act of 1933 (the
"Securities Act") and disposed of, whether or not in accordance with the Shelf Registration Statement, and (y) the date which is two years (or such shorter period of time as permitted by Rule 144(k) under the Securities Act (or any similar provisions then in force)) after the later of (A) the date of original issue of the Notes and (B) the last day that the Company or any of its "affiliates" (as defined under the Securities Act) was the owner of such Notes (or any predecessor thereto).

                  (b) The Company shall use its best efforts to cause the Shelf Registration Statement to be effective for a period of two years (or for such longer period if extended pursuant to Section 2(i)) from the effective date thereof or such shorter period that will terminate when each Transfer Restricted Security covered by the Shelf Registration Statement ceases to be a Transfer Restricted Security (the "Shelf Registration Period"). The Company shall be deemed not to have used its best efforts to keep the Shelf Registration Statement effective during the requisite period if it voluntarily takes any action that would result in Holders of Transfer Restricted Securities covered thereby not being able to offer and sell such Transfer Restricted Securities during that period, unless such action is required by applicable law or otherwise permitted hereunder, including, without limitation, by
         Section 2(i) hereof.

                  (c) Notwithstanding any other provisions of this Agreement to the contrary, the Company shall cause the Shelf Registration Statement and the related prospectus and any amendment or supplement thereto, as of the effective date of the Shelf Registration Statement, amendment or supplement, (i) to comply in all material respects with the applicable requirements of the Securities Act and the rules and regulations of the Commission and (ii) not to contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, except that the foregoing shall not apply to any information provided to the Company by any Initial Purchaser or Holder for inclusion in the Shelf Registration Statement.

         2. Registration Procedures. In connection with the proposed offer and sale of the Transfer Restricted Securities in accordance with the methods of distribution set forth in the Shelf Registration Statement (the "Shelf Registration"), the following provisions apply:

                  (a) The Company shall prepare and mail to each Securityholder identified by the Initial Purchasers a questionnaire requesting such information regarding such Securityholder and the distribution of Transfer Restricted Securities as the Company may reasonably require for inclusion in the Shelf Registration Statement and asking each such Securityholder to confirm that it will comply with applicable securities laws, including the Securities Act and the rules and regulations promulgated thereunder. Each Securityholder to whom such questionnaire is mailed shall deliver a completed questionnaire together with its written confirmation to the Company within fifteen days of receipt. The Company will include in the Shelf Registration Statement as a selling security holder each Securityholder that returns its questionnaire and confirmation within fifteen days of receipt and will use reasonable efforts to include in the Shelf Registration Statement any Securityholder which fails to provide the Company with a completed questionnaire and confirmation within fifteen days of receipt but otherwise provides the

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         completed questionnaire and confirmation prior to the commencement of the Shelf Registration Period. The Company shall have no obligation to include in the Shelf Registration Statement (whether by post-effective amendment, by prospectus supplement or otherwise) a Securityholder which fails to timely provide the Company with a completed questionnaire and confirmation. "Holder" means each Securityholder who
         (i) is so identified by the Initial Purchasers in writing within 5 business days after receipt by the Initial Purchasers of a written request by the Company and (ii) delivers to the Company a completed questionnaire containing the required information and confirmation within such fifteen-day period or is otherwise included as a selling security holder in the Shelf Registration Statement.

                  (b) The Company shall (i) furnish to the Initial Purchasers, prior to the filing thereof with the Commission, a copy of the Shelf Registration Statement and each amendment thereof and each supplement, if any, to the prospectus included therein and, in the event that the Initial Purchasers (with respect to any portion of an unsold allotment from the original offering) is participating in the Shelf Registration, the Company shall use its best efforts to reflect in each such document, when so filed with the Commission, such comments as the Initial Purchasers reasonably may propose; and (ii) include in such Shelf Registration Statement (or amendment or supplements) the names of the Holders who propose to sell Transfer Restricted Securities pursuant to the Shelf Registration Statement as selling securityholders.

                  (c) The Company shall give written notice to the Initial Purchasers and Holders of the Transfer Restricted Securities (which notice pursuant to clauses (ii)-(v) hereof shall be accompanied by an instruction to suspend the use of the prospectus contained in the Shelf Registration Statement (the "Prospectus") and any sales pursuant to such Prospectus until the requisite changes have been made):

                           (i) when the Shelf Registration Statement or any
                  amendment thereto has been filed with the Commission and when the Shelf Registration Statement or any post-effective amendment thereto has become effective;

                           (ii) of any request by the Commission for amendments
                  or supplements to the Shelf Registration Statement or the Prospectus or for additional information;

                           (iii) of the issuance by the Commission of any stop
                  order suspending the effectiveness of the Shelf Registration Statement or the initiation of any proceedings for that purpose;

                           (iv) of the receipt by the Company or its legal
                  counsel of any written notification with respect to the suspension of the qualification of the Transfer Restricted Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and

                           (v) of the happening of any event (but not the
                  details thereof) that requires the Company to make changes in the Prospectus in order that the

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                  Prospectus does not contain an untrue statement of a material fact nor omits to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

         Any notice given hereunder shall be kept confidential and the recipient of a notice agrees that neither they nor their affiliates will engage in any unlawful transactions in the Company's securities based on the information contained in such notice.

                  (d) The Company shall make every reasonable effort to obtain the withdrawal at the earliest possible time, of any order suspending the effectiveness of the Shelf Registration Statement.

                  (e) The Company shall furnish to each Holder of Transfer Restricted Securities included within the coverage of the Shelf Registration Statement, without charge, at least one copy of the Shelf Registration Statement and any post-effective amendment thereto, including financial statements and schedules, and, if the Holder so requests in writing, all exhibits thereto (including those, if any, incorporated by reference).

                  (f) The Company shall, during the Shelf Registration Period, deliver to each Holder of Transfer Restricted Securities included within the coverage of the Shelf Registration, without charge, as many copies of the Prospectus (including each preliminary Prospectus) and any amendment or supplement thereto as such person may reasonably request. The Company consents, subject to the provisions of this Agreement, to the use of the Prospectus or any amendment or supplement thereto by each of the selling Holders of the Transfer Restricted Securities covered by the Prospectus in connection with the offering and sale of the Transfer Restricted Securities covered by the Prospectus, or any amendment or supplement thereto, included in the Shelf Registration Statement.

                  (g) Prior to any public offering of the Transfer Restricted Securities pursuant to any Shelf Registration Statement, the Company shall use its best efforts to register or qualify or cooperate with the Holders of the Transfer Restricted Securities included therein and their respective counsel in connection with the registration or qualification or exemption from registration or qualification of the Transfer Restricted Securities included in the Shelf Registration Statement for offer and sale under the securities or "blue sky" laws of such states of the United States as any Holder of the Transfer Restricted Securities included in the Shelf Registration Statement reasonably requests in writing and do any and all other acts or things reasonably necessary or advisable to enable the offer and sale in such states of the Transfer Restricted Securities covered by such Shelf Registration Statement; provided, however, that the Company shall not be required to (i) qualify as a foreign corporation to do business in any jurisdiction where it is not then so qualified or (ii) take any action which would subject it to general service of process or to taxation in any jurisdiction where it is not then so subject or (iii) subject itself to taxation in any jurisdiction in which it is not now so subject.

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                  (h) The Company shall cooperate with the Holders of the
         Transfer Restricted Securities to facilitate the timely preparation and delivery prior to settlement of any sales pursuant to the Shelf Registration Statement of certificates representing the Transfer Restricted Securities sold pursuant to the Shelf Registration Statement free of any restrictive legends and in such denominations and registered in such names as the Holders may request provided that such request is made a reasonable period of time prior to sales of the Transfer Restricted Securities pursuant to such Shelf Registration Statement.

                  (i) Upon the occurrence of any event contemplated by paragraphs (ii) through (v) of Section 2(c) above during the Shelf Registration Period, the Company shall promptly prepare and file a post-effective amendment to the Shelf Registration Statement or a supplement to the Prospectus and any other required document so that, as thereafter delivered to Holders of the Transfer Restricted Securities covered thereby or purchasers of Transfer Restricted Securities, the Prospectus will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that the Company may delay preparing, filing and distributing any such supplement or amendment (such period of delay, a "Suspension Period") if the Company determines in good faith that the preparation or filing of such supplement or amendment would, in the reasonable judgment of the Company, (i) interfere with or affect any pending or contemplated corporate development (whether or not a final decision has been made with respect to such development) or (ii) involve initial or continuing disclosure obligations that are not in the best interests of the Company's shareholders at such time; provided, further, that such delay shall not extend for a period of more than 30 business days in any three-month period or more than 60 business days in any twelve-month period. If the Company notifies the Initial Purchasers and the Holders of the Transfer Restricted Securities in accordance with paragraphs (ii) through (v) of Section 2(c) above to suspend the use of the Prospectus until the requisite changes to the Prospectus have been made, then the Initial Purchasers and the Holders of the Transfer Restricted Securities shall suspend use of such Prospectus and the period of effectiveness of the Shelf Registration Statement provided for in Section 1(b) above shall be extended by the number of days from and including the date of the giving of such notice to and including the date when the Initial Purchasers and the Holders of the Transfer Restricted Security shall have received such amended or supplemented prospectus pursuant to this Section 2(i).

                  (j) Not later than the effective date of the Shelf Registration Statement, the Company will provide CUSIP numbers for the Notes and the Conversion Shares registered under the Shelf Registration Statement and provide the Trustee with a certificate for the Notes, in a form eligible for deposit with The Depository Trust Company, it being understood that such securities will continue to bear any appropriate restrictive legends.

                  (k) The Company will comply with all rules and regulations of the Commission to the extent and so long as they are applicable to the Shelf Registration Statement and will make generally available to its security holders (or otherwise provide

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         in accordance with Section 11(a) of the Securities Act) an earnings statement satisfying the provisions of Section 11(a) of the Securities Act, no later than 45 days after the end of a 12-month period (or 90 days, if such period is a fiscal year) beginning with the first month of the Company's first fiscal quarter commencing after the effective date of the Shelf Registration Statement, which statement shall cover such 12-month period.

                  (l) The Company shall cause the Indenture to be qualified under the Trust Indenture Act of 1939, as amended, in a timely manner and containing such changes, if any, as shall be necessary or desirable for such qualification. In the event that such qualification would require the appointment of a new trustee under the Indenture, the Company shall appoint a new trustee thereunder pursuant to the applicable provisions of the Indenture.

                  (m) In addition to the questionnaire and confirmation provided for by Section 2(a) above, the Company may require each Holder of Transfer Restricted Securities to be sold pursuant to the Shelf Registration Statement to furnish to the Company such information regarding the Holder and the distribution of the Transfer Restricted Securities as the Company may from time to time reasonably require for inclusion in the Shelf Registration Statement, and the Company may exclude from the Shelf Registration Statement the Transfer Restricted Securities of any Holder that fails to furnish such information promptly after receiving such request.

                  (n) The Company shall enter into such customary agreements (including, if requested, an underwriting agreement in customary form) and take all such other action, if any, as any Holder which, together with its "affiliates" (as defined in the Securities Act), holds $40,000,000 or greater in aggregate initial principal amount of the Transfer Restricted Securities and which, together with its affiliates, intends to sell at least $40,000,000 in initial aggregate principal amount of Transfer Restricted Securities in an underwritten offering, shall reasonably request in order to facilitate the disposition of the Transfer Restricted Securities pursuant to the Shelf Registration Statement; provided, that in no event shall the Company be required to cause any representatives to attend any informational or roadshow presentations or pay any expenses related thereto.

                  (o) The Company shall, subject to the execution and delivery to the Company of any confidentiality agreements that the Company may reasonably request (i) make reasonably available for inspection by the Holders, any underwriter participating in any disposition of Transfer Restricted Securities pursuant to the Shelf Registration Statement and any attorney, accountant or other agent retained by the Holders or any such underwriter all relevant financial and other records, corporate documents and properties of the Company and (ii) cause the Company's officers, directors, employees, accountants and auditors to supply all relevant information reasonably requested by the Holders or any such underwriter, attorney, accountant or agent in connection with the Shelf Registration Statement, in each case, as shall be reasonably necessary to enable such persons, to conduct a reasonable investigation within the meaning of Section 11 of the Securities Act; provided, however, that the foregoing inspection and information gathering shall be coordinated on behalf of the Initial Purchasers and the other parties by

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         one firm of counsel, which firm shall be Willkie Farr & Gallagher until another firm shall be designated as described in Section 3 hereof.

                  (p) The Company, if requested by any Holder of the Transfer Restricted Securities referred to in paragraph (n) above, shall cause
         (i) its counsel to deliver an opinion relating to the Transfer Restricted Securities in customary form addressed to such Holder and the managing underwriters, if any, thereof and dated, in the case of the initial opinion, the effective date of such Shelf Registration Statement covering the matters customarily covered in underwritten offerings, (ii) its counsel to deliver a statement in customary form relating to the compliance as to form of such Shelf Registration Statement (but not any documents incorporated by reference therein) and of the Indenture with the requirements of the Securities Act and the Trust Indenture Act, respectively; and, as of the date of the opinion and as of the effective date of the Shelf Registration Statement or most recent post-effective amendment thereto, as the case may be that no fact had come to such counsel's attention in connection with the preparation of the Shelf Registration Statement causing such counsel to believe that such Shelf Registration Statement and the Prospectus, as then amended or supplemented (but not any documents incorporated by reference therein), contained an untrue statement of a material fact or omitted to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which such statements were made, not misleading;
         (iii) its officers to execute and deliver all customary documents and certificates and updates thereof requested by any underwriters of the applicable Transfer Restricted Securities; and (iv) its independent public accountants and the independent public accountants, if any, with respect to any other entity for which financial information is provided in the Shelf Registration Statement to provide to the selling Holder(s) of the applicable Transfer Restricted Securities and any underwriter therefor a comfort letter in customary form and covering matters of the type customarily covered in comfort letters in connection with primary underwritten offerings, subject to receipt of appropriate documentation as contemplated, and only if permitted, by Statement of Auditing Standards No. 72.

                  (q) The Company will use its best efforts to (i) if the Notes have been rated prior to the initial sale of such Notes, confirm such ratings will apply to the Notes covered by the Shelf Registration Statement, or (ii) if the Notes were not previously rated, cause the Notes covered by the Shelf Registration Statement to be rated with the appropriate rating agencies, if so requested by Holders of a majority in aggregate initial principal amount of Transfer Restricted Securities covered by such Shelf Registration Statement, or by the managing underwriters, if any.

                  (r) In the event that any broker-dealer registered under the Exchange Act shall underwrite any Transfer Restricted Securities or participate as a member of an underwriting syndicate or selling group or "assist in the distribution" (within the meaning of the Conduct Rules (the "Rules") of the National Association of Securities Dealers, Inc. ("NASD")) thereof, whether as a Holder of such Transfer Restricted Securities or as an underwriter, a placement or sales agent or a broker or dealer in respect thereof, or otherwise, the Company, if requested by such broker-dealer, will assist such broker-dealer in complying with the requirements of such Rules, including, without limitation,

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         by (i) if such Rules, including Rule 2720, shall so require, engaging a
         "qualified independent underwriter" (as defined in Rule 2720) to participate in the preparation of the Shelf Registration Statement relating to such Transfer Restricted Securities, to exercise usual standards of due diligence in respect thereto and, if any portion of the offering contemplated by such Shelf Registration Statement is an underwritten offering or is made through a placement or sales agent, to recommend the yield of such Transfer Restricted Securities, (ii) indemnifying any such qualified independent underwriter to the extent of the indemnification of underwriters provided in Section 4 hereof and
         (iii) providing such information to such broker- dealer as may be required in order for such broker-dealer to comply with the requirements of the Rules.

                  (s) The Company shall use its best efforts to take all other steps necessary to effect the registration of the Transfer Restricted Securities covered by the Shelf Registration Statement contemplated hereby.

         3. Registration Expenses. The Company shall bear all fees and expenses incurred in connection with the performance of its obligations under Sections 1 and 2 hereof whether or not the Shelf Registration Statement is filed or becomes effective, shall bear or reimburse the Holders of the Transfer Restricted Securities covered thereby for the reasonable fees and disbursements of one firm of counsel, which firm shall be Willkie Farr & Gallagher until another firm shall be designated by the Holders of a majority in initial principal amount of the Notes covered thereby to act as counsel for the Holders in connection therewith. The Holders shall be responsible for all other fees and expenses, such as brokerage fees, underwriting discounts and commissions.

         4. Indemnification. (a) To the extent permitted by law, the Company agrees to indemnify and hold harmless each Holder of Transfer Restricted Securities covered by the Shelf Registration Statement and each person, if any, who controls such Holder within the meaning of the Securities Act or the Exchange Act (each Holder and such controlling persons are referred to collectively as the "Indemnified Parties") from and against any losses, claims, damages or liabilities, joint or several, or any actions in respect thereof (including, but not limited to, any losses, claims, damages, liabilities or actions relating to purchases and sales of the Transfer Restricted Securities) to which each Indemnified Party may become subject under the Securities Act, the Securities Exchange Act of 1934, as amended (the "Exchange Act") or otherwise, insofar as such losses, claims, damages, liabilities or actions arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Shelf Registration Statement or Prospectus or in any amendment or supplement thereto or in any preliminary Prospectus included in the Shelf Registration Statement, or arise out of, or are based upon, the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in light of the circumstances under which such statements were made, and shall reimburse, as incurred, the Indemnified Parties for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action in respect thereof; provided, however, that
(i) the Company shall not be liable in any such case to the extent that such loss, claim, damage or liability arises out of or is based upon any untrue statement or alleged untrue statement or omission or alleged omission made in the Shelf Registration Statement or Prospectus or in any amendment or supplement thereto or in any preliminary Prospectus

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included in the Shelf Registration Statement in reliance upon and in conformity with written information pertaining to an Initial Purchaser or a Holder and furnished to the Company by or on behalf of such Initial Purchaser or Holder specifically for inclusion therein and (ii) with respect to any untrue statement or omission or alleged untrue statement or omission made in any preliminary Prospectus included in the Shelf Registration Statement, the indemnity agreement contained in this subsection (a) shall not inure to the benefit of any Holder from whom the person asserting any such losses, claims, damages or liabilities purchased the Transfer Restricted Securities concerned, to the extent that a prospectus relating to such Transfer Restricted Securities was required to be delivered by such Holder under the Securities Act in connection with such purchase and any such loss, claim, damage or liability of such Holder results from the fact that there was not sent or given to such person, at or prior to the written confirmation of the sale of such Transfer Restricted Securities to such person, a copy of the final Prospectus if the Company had previously furnished copies thereof to such Holder; provided further, however, that this indemnity agreement will be in addition to any liability which the Company may otherwise have to such Indemnified Party. The Company shall also indemnify underwriters, their officers and directors and each person who controls such underwriters within the meaning of the Securities Act or the Exchange Act to the same extent as provided above with respect to the indemnification of the Holders of the Transfer Restricted Securities if requested by such Holders.

                  (b) To the extent permitted by law, each Holder of the Transfer Restricted Securities covered by the Shelf Registration Statement severally and not jointly, will indemnify and hold harmless the Company and each person, if any, who controls the Company within the meaning of the Securities Act or the Exchange Act from and against any losses, claims, damages or liabilities or any actions in respect thereof, to which the Company or any such controlling person may become subject under the Securities Act, the Exchange Act or otherwise, insofar as such losses, claims, damages, liabilities or actions arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Shelf Registration Statement or Prospectus or in any amendment or supplement thereto or in any preliminary Prospectus included in the Shelf Registration Statement, or arise out of or are based upon the omission or alleged omission to state therein a material fact necessary to make the statements therein not misleading, but in each case only to the extent that the untrue statement or omission or alleged untrue statement or omission was made in reliance upon and in conformity with written information pertaining to such Holder and furnished to the Company by or on behalf of such Holder specifically for inclusion therein; and, subject to the limitation set forth immediately preceding this clause, shall reimburse, as incurred, the Company for any legal or other expenses reasonably incurred by the Company or any such controlling person in connection with investigating or defending any loss, claim, damage, liability or action in respect thereof. This indemnity agreement will be in addition to any liability which such Holder may otherwise have to the Company or any of its controlling persons.

                  (c) Promptly after receipt by an indemnified party under this
         Section 4 of notice of the commencement of any action or proceeding (including a governmental investigation), such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 4, notify the indemnifying party of the commencement thereof; but the omission so to notify the indemnifying party will not, in any event, relieve the indemnifying party from any obligations to any indemnified party.

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         In case any such action is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party (which may be counsel for the indemnifying party) unless such indemnified party shall have been advised by counsel that there may be one or more defenses reasonably available to such indemnified party that are in conflict with the defenses available to the indemnifying party or its affiliates or controlling persons, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof the indemnifying party will not be liable to such indemnified party under this Section 4 for any legal or other expenses, other than reasonable costs of investigation, subsequently incurred by such indemnified party in connection with the defense thereof. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened action in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party unless such settlement includes an unconditional release of such indemnified party from all liability on any claims that are the subject matter of such action. An indemnifying party will not be liable for any settlement of any action or claim effected without its written consent; provided, however, that such consent will not be reasonably withheld.

                  (d) If the indemnification provided for in this Section 4 is unavailable or insufficient to hold harmless an indemnified party under subsections (a) or (b) above, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to in subsection (a) or (b) above (i) in such proportion as is appropriate to reflect the relative benefits received by the indemnifying party or parties on the one hand and the indemnified party on the other from the sale of the Transfer Restricted Securities, pursuant to the Shelf Registration Statement, or (ii) if the allocation provided by the foregoing clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the indemnifying party or parties on the one hand and the indemnified party on the other in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities (or actions in respect thereof) as well as any other relevant equitable considerations. The relative fault of the parties shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or such Holder or such other indemnified party, as the case may be, on the other, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim which is the subject of this subsection (d). Notwithstanding any other provision of this Section 4(d), the Holders of the Transfer Restricted Securities shall not be required to contribute any amount in excess of the amount by which the net proceeds received by such Holders from the sale of the Transfer Restricted Securities pursuant to the Shelf Registration Statement exceeds the amount of damages which such Holders have otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this paragraph (d), each person, if any, who controls such indemnified party within the meaning of the Securities Act or the Exchange Act shall have the same rights to contribution as such indemnified party and each person, if any, who controls the Company within the meaning of the Securities Act or the Exchange Act shall have the same rights to contribution as the Company.

                  (e) The agreements contained in this Section 4 shall survive the sale of the Transfer Restricted Securities pursuant to the Shelf Registration Statement and shall remain in full force and effect, regardless of any termination or cancellation of this Agreement or any investigation made by or on behalf of any indemnified party.

         5. Liquidated Damages Under Certain Circumstances. If (i) the Shelf Registration Statement is not filed with the Commission on or prior to 90 days after the Closing Date, (ii) the Shelf Registration Statement has not been declared effective by the Commission within 180 days after the Closing Date or
(iii) the Shelf Registration Statement is filed and declared effective but shall thereafter during the Shelf Registration Period cease to be effective (without being succeeded immediately by an additional registration statement filed and declared effective) or usable for the offer and sale of Transfer Restricted Securities for a period of time (including any Suspension Period) which shall exceed 60 days in the aggregate in any 12-month period (each such event referred to in clauses (i) through (iii), a "Registration Default"), the Company will pay liquidated damages to each Holder of Transfer Restricted Securities that timely complied with the requirements of Section 2(a). The amount of liquidated damages payable during any period during which a Registration Default shall have occurred and be continuing is that amount which is equal to one-quarter of one percent (25 basis points) per annum per $1,000 initial principal amount and, if applicable, on an equivalent basis per Conversion Share (subject to adjustment in the event of stock splits, stock recombinations, stock dividends and the like) constituting Transfer Restricted Securities for each 90-day period until the applicable registration statement is filed and the applicable Registration Default has been cured, up to a maximum amount of liquidated damages of three-quarters of one percent (75 basis points) per annum per $1,000 initial principal amount of Notes and, if applicable, on an equivalent basis per Conversion Share (subject to adjustment as set forth above) constituting Transfer Restricted Securities. All accrued liquidated damages shall be paid to Holders of record entitled to receive such payments by wire transfer of immediately available funds or by federal funds check by the Company on the regular interest payment date. Following the cure of all Registration Defaults or, if earlier, the termination of the Shelf Registration Period, liquidated damages will cease to accrue with respect to such Registration Default.

         6. Rules 144 and 144A. The Company shall use its best efforts to file the reports required to be filed by it under the Securities Act and the Exchange Act in a timely manner and, if at any time the Company is not required to file such reports, it will, upon the request of any Holder of Notes, make publicly available other information so long as necessary to permit sales of their securities pursuant to Rules 144 and 144A. The Company covenants that it will take such further action as any Holder of Notes may reasonably request, all to the extent required from time to time to enable such Holder to sell Notes without registration under the Securities Act within the limitation of the exemptions provided by Rules 144 and 144A (including the requirements of Rule 144A(d)(4)). The Company will provide a copy of this Agreement to prospective purchasers of Notes identified to the Company by the Initial Purchasers upon request. Upon the request of any Holder of Notes, the Company shall deliver to such Holder a written statement as to whether it has complied with such requirements. Notwithstanding the foregoing, nothing in this Section 6 shall be deemed to require the Company to register any of its securities pursuant to the Exchange Act.

         7. Underwritten Registrations. If any of the Transfer Restricted Securities covered by the Shelf Registration Statement are to be sold in an underwritten offering, the investment banker or investment bankers and manager or managers that will administer the offering ("Managing Underwriters") will be selected by the Company; provided, that such selection is consented to by the Holders of a majority in aggregate initial principal amount of Transfer Restricted Securities to be included in such offering, which consent shall not be unreasonably withheld or delayed. No person may participate in any underwritten registration hereunder unless such person (i) agrees to sell such person's Transfer Restricted Securities on the basis provided in any underwriting arrangements approved by the persons entitled hereunder to approve such arrangements and (ii) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements.

         8. Miscellaneous.

                  (a) Amendments and Waivers. The provisions of this Agreement may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, except by the Company and the written consent of the Holders of a majority in initial principal amount of the Transfer Restricted Securities affected by such amendment, modification, supplement, waiver or consents.

                  (b) Notices. All notices and other communications provided for or permitted hereunder shall be made in writing by hand delivery, first-class mail, facsimile transmission, or overnight air courier:

                           (1) if to a Holder of the Transfer Restricted
                  Securities, at the most current address given by such Holder to the Company in writing.

                           (2) if to the Initial Purchasers:

                                    UBS Warburg LLC
                                    ING Barings LLC

                                    c/o UBS Warburg LLC
                                    299 Park Avenue
                                    New York, NY 10171
                                    Fax No.: (212) 821-2446
                                    Attention: Syndicate Department
                                    with a copy to:

                                    Willkie Farr & Gallagher
                                    787 7th Avenue
                                    New York, NY 10019
                                    Fax No.: (212) 728-8111
                                    Attention:  William J. Grant, Esq.

                           (3) if to the Company, at its address as follows:

                                    IVAX Corporation
                                    4400 Biscayne Boulevard
                                    Miami, FL  33137
                                    Fax No.: (305) 575-6049
                                    Attention: Chief Legal Officer

                                    with a copy to:

                                    Stearns Weaver Miller Weissler
                                    Alhadeff & Sitterson P.A.
                                    150 West Flagler Street,
                                    Suite 2200
                                    Miami, FL  33130
                                    Fax No.: (305) 789-3395
                                    Attention:  Alison W. Miller, Esq.

         All such notices and communications shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; three business days after being deposited in the mail, postage prepaid, if mailed; when receipt is acknowledged by recipient's facsimile machine operator, if sent by facsimile transmission; and on the day delivered, if sent by overnight air courier.

                  (c) No Conflicting Agreements. The Company has not, as of the date hereof, entered into, nor shall it, on or after the date hereof, enter into, any agreement with respect to its securities that conflicts with the provisions hereof.

                  (d) Successors and Assigns. This Agreement shall be binding upon the Company and each Holder of Transfer Restricted Securities and their respective successors and assigns.

                  (e) Counterparts. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart by facsimile shall be effective as delivery of a manually executed counterpart thereof.

                  (f) Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

                  (g) Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS.

                  (h) Severability. If any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be affected or impaired thereby.

                  (i) Transfer Restricted Securities Held by the Company. Whenever the consent or approval of Holders of a specified percentage of initial principal amount of Transfer Restricted Securities is required hereunder, Transfer Restricted Securities held by the Company or its affiliates (other than subsequent Holders of Transfer Restricted Securities if such subsequent Holders are deemed to be affiliates solely by reason of their holdings of such Transfer Restricted Securities) shall not be counted in determining whether such consent or approval was given by the Holders of such required percentage.

         If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement on the Initial Purchasers and the Company in accordance with its terms.

Very truly yours,

IVAX CORPORATION

By: /S/
   -------------------------------------
   Name:
   Title:



Accepted and agreed to as
of the date first above written

UBS WARBURG LLC
ING BARINGS LLC

By: UBS WARBURG LLC
   -------------------------------------
By: /S/
   -------------------------------------
   Name:
   Title: